UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

TECHMEDIA ADVERTISING, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  011-65-65323001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER INFORMATION

On November 12, 2010, we entered into an engagement agreement (the “Engagement Agreement”) with Merriman Capital, Inc. (“Merriman”), dated October 27, 2010, whereby Merriman will act as our exclusive Designated Advisor for Disclosure in connection with listing our securities on OTCQX U.S. or OTCQX U.S. Premier, each tiers of the OTCQX quotation, trading and disclosure service provided by Pink OTC Markets among the other terms and conditions set out in the Engagement Agreement in exchange for a non-refundable one-time “Engagement Fee” of $40,000 and in the event our securities are listed on the OTCQX, we shall pay Merriman a “DAD Fee” of $162,400 for the initial twelve-month period covered by the Engagement Agreement and a DAD Fee of $120,000 for each twelve-month extension thereafter.

The foregoing description of the Engagement Agreement does not purport to be complete and is qualified in its entirety by reference to the Engagement Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Engagement Agreement between Merriman Capital, Inc. and TechMedia Advertising, Inc., dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHMEDIA ADVERTISING, INC.

By:	/s/ Johnny Lian Tian Yong
Name:	Johnny Lian Tian Yong
Title:	President and Director

Date: November 22, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
99.1	Engagement Agreement between Merriman Capital, Inc. and TechMedia Advertising, Inc., dated October 27, 2010.	5